UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☑                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Medtronic, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-60(i)(l) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

[Form of email notice sent by Broadridge to Medtronic shareholders participating in electronic delivery of proxy materials]

Please Vote your Medtronic Shares! Your Vote is Important!

NOTICE - This is your notice of the 2014 MEDTRONIC, INC. Annual Meeting of Shareholders. You are receiving this e-mail because you are enrolled for Electronic Delivery or you are an employee of MEDTRONIC, INC. with a MEDTRONIC, INC. e-mail account.

This e-mail contains instructions on how to access Medtronic’s Annual Report and Proxy Statement and on how to vote your shares. Please read the instructions carefully before proceeding.

Important Notice Regarding the Availability of Proxy Materials

MEDTRONIC, INC.

MEETING DATE: August 21, 2014

RECORD DATE: June 23, 2014

CUSIP NUMBER: 585055106

This e-mail represents all shares in the following account(s).

Name

CONTROL NUMBER:

VIEWING ANNUAL REPORT AND PROXY STATEMENT - Please review the Medtronic Annual Report and Proxy Statement before voting. The Proxy Statement discusses the proposals to be voted on. To view these documents, click on http://www.medtronic.com/annualmeeting.

Please note that Internet voting is not available at this site.

You can enter your voting instructions and view the shareholder material at the Internet site below. If your browser supports secure transactions, you will automatically be directed to a secure site.

https://www.proxyvote.com/0012345678901

Internet voting is accepted until 11:59 p.m. Eastern Daylight Time on August 20, 2014 or, for shares held through the Medtronic, Inc. Savings and Investment Plan and the Medtronic Puerto Rico Employees’ Savings and Investment Plan, no later than 11:59 p.m. Eastern Daylight Time on August 18, 2014.

To access ProxyVote.com, you will need the control number identified above and your four digit PIN:

•	If you are a Medtronic, Inc. employee and have a U.S. social security number, this PIN is the last four digits of your social security number.

•	If you are a Medtronic, Inc. employee and do not have a U.S. social security number, this PIN is the last four digits of your Employee Identification number. If you do not know your Employee Identification number, please contact your HR representative.

•	If you are a shareholder who consented to receive proxy materials electronically, the PIN is the four digit number you selected at the time of your enrollment.

•	If you do not know your PIN, please follow the instructions on the ProxyVote web page.

You may also enter your voting instructions by touch-tone telephone at 1-800-690-6903. Telephone voting is accepted until 11:59 p.m. Eastern Daylight Time on August 20, 2014 or, for shares held through the Medtronic, Inc. Savings and Investment Plan and the Medtronic Puerto Rico Employees’ Savings and Investment Plan, no later than 11:59 p.m. Eastern Daylight Time on August 18, 2014. You will be prompted to enter your Control Number listed above.

If you are a Medtronic employee, this e-mail covers shares registered directly in your name or under your social security number, and the holdings from your U.S. employee benefit plans. These shares are included in the total shares voted when you submit your proxy card or vote pursuant to the e-mail notice. If you receive more than one e-mail, it generally means that your holdings include other names or different spellings of your name, and you must vote under all e-mails to vote all shares.

You may also vote in person at the Medtronic, Inc. Annual Meeting. For meeting directions, please call 763-505-5500 or view at http://www.medtronic.com/annualmeeting. To attend, you must register at https://www.proxyvote.com.

CHANGING YOUR ENROLLMENT - To view, cancel or change your enrollment profile, please go to http://enroll.icsdelivery.com/mdt

There are no charges for this service. There may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be paid by the shareholder.

Please do not send any e-mail to ID@ProxyVote.com.

Please REPLY to this e-mail with any comments or questions about ProxyVote.com. (Include the original text and Subject line of this message for identification purposes.) AOL Users: please highlight the entire message before clicking reply.